UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2025

Cantor Fitzgerald Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56043	81-1310268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 E. 59th Street
New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 938-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in Prospectus Supplement No.3 dated July 17, 2025 to the prospectus dated April 21, 2025, on July 16, 2025, Cantor Fitzgerald Income Trust, Inc. (the “Company”), Cantor Fitzgerald Income Trust Operating Partnership, L.P., and certain of the Company’s subsidiary guarantors amended and restated the Company’s Credit Facility Agreement with Citizens Bank, N.A., as administrative agent, left lead arranger and sole bookrunner, BMO Bank N.A., as the joint lead arranger, and the lender parties thereto (such amendment and restatement, the “Amended and Restated Credit Agreement”). Pursuant to the Amended and Restated Credit Agreement, the aggregate principal amount of the credit facility (“Citizens Credit Facility”) was increased from $125.0 million to $150.0 million with the ability from time to time to increase the size of the aggregate commitment made under the agreement by an additional $100.0 million up to a total of $250.0 million, subject to receipt of lender commitments and other conditions. Further, the Amended and Restated Credit Agreement updated the applicable interest rates such that borrowings under the Amended and Restated Credit Agreement will be charged interest based on (i) a term SOFR rate plus a margin ranging from 2.20% to 2.50%, or (ii) an alternative base rate plus a margin ranging from 1.20% to 1.50%, depending on the Company’s loan to value ratio. In addition, the Amended and Restated Credit Agreement amended the definitions of Change of Control and Permitted Properties (as used in connection with eligible collateral). Finally, the new maturity date of the Citizens Credit Facility pursuant to the Amended Restated Credit Agreement is July 16, 2028, and may be extended pursuant to two one-year extension options, subject to continuing compliance with the financial covenants and other customary conditions and the payment of an extension fee.

As of July 16, 2025, Lewisville, Madison Ave, De Anza, Longmire, Fisher Road, GR, and WAG Portfolio Properties were pledged as collateral properties under the Citizens Credit Facility. As of July 16, 2025, the amount outstanding under the Citizens Credit Facility was approximately $104.2 million.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Amended and Restated Credit Agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of July 16, 2025, by and among the Company, Cantor Fitzgerald Income Trust Operating Partnership, L.P., certain of the Company’s subsidiary guarantors, the lenders party hereto, Citizens Bank, N.A., and BMO Bank N.A.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTOR FITZGERALD INCOME TRUST, INC.

Date:	July 23, 2025	By:	/s/ Christopher A. Milner
Name: Christopher A. Milner Title: President

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of July 16, 2025, by and among the Company, Cantor Fitzgerald Income Trust Operating Partnership, L.P., certain of the Company’s subsidiary guarantors, the lenders party hereto, Citizens Bank, N.A., and BMO Bank N.A.

104	Cover Page Interactive Data File